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                                                                   EXHIBIT 10.50

                           SOLO SERVE/KOONTZ/McCOMBS
                             EARNEST MONEY CONTRACT


         Solo Serve Corporation ("Seller") and Koontz/McCombs, LLC ("Buyer") do hereby enter into this Earnest Money Contract on the following terms and conditions:

         1. Description of Property. Seller agrees to sell, and Buyer agrees to buy, upon the terms hereinafter set out, the following described property (herein collectively the "Property"):

                 1.1     Land.    A total of approximately 24.573 acres
consisting of a 6 acre tract, as more fully described on Exhibit "A-1," attached hereto and incorporated herein by reference, and an approximate 18.323 acre tract being Lot 2, Block 1, NCB 16131, Cornerstone Subdivision Unit 3-A, in San Antonio, Bexar County, Texas, as depicted on Exhibit "A-2", attached hereto and incorporated herein by reference. The Property shall include all easements, rights-of-way or other interest, if any, of Seller relating to or appurtenant to the Property. The Property shall be more particularly described on the Survey (defined below).

                 1.2 Easements. All of Seller's right, title and interest, if any, in the easements, if any, to or benefiting the Land or the Improvements.

                 1.3 Improvements. All improvements (the "Improvements"), including, but not limited to an approximately 440,000 square foot building, now located on the Property.

                 1.4 Tangible Personal Property. All of Seller's right, title and interest in all mechanical, electrical and plumbing facilities and fixtures, now or hereafter located on or in the Land and the Improvements, (the "Tangible Personal Property").

                 1.5 Intangible Property. All of Seller's right, title and interest, if any, in all intangible property (the "Intangible Property"), if any, pertaining to the Land, the Improvements or the Tangible Personal Property, including, without limitation, all express and implied construction, installation, repair and other warranties and guarantees with respect to the Property, and which by their terms are assignable by Seller (the "Warranties and Guarantees"), all service agreements pertaining to the Property which are assignable by their terms (the "Service Agreements"), and all engineering plans and studies, plans and specifications, appraisals, environmental reports, and landscape plans which are in Seller's possession.

         2. Effective Date. The Effective Date of this Agreement will be the date on which a fully executed copy of this Agreement is delivered to Alamo Title Company, Attn: David McAllister, 950 E. Basse Road, San Antonio, Texas 78209 (the "Title Company").
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The Title Policy shall be underwritten by Chicago Title Company.  (See Notice to Title Company on Page 18 of this Contract.)

         3. Earnest Money. Within five (5) business days of the Effective Date of this Agreement, the Buyer will cause to be deposited with the Title Company cash in the amount of Fifty Thousand and No/Hundredths Dollars ($50,000.00), to secure Buyer's performance pursuant to the terms and conditions of this Agreement (the "Earnest Money"). The Title Company is instructed to place the Earnest Money in an interest-bearing account for the benefit of Buyer. Interest will be credited to Buyer at the time of Closing. All earnest money will be credited to the purchase price at Closing.

         4. Purchase Price. The Purchase Price of the Property will be Seven Million Eight Hundred Thousand and No/Hundredths Dollars ($7,800,000.00), payable by Buyer's assumption of the Nationwide Note and the Wausau Note, as defined in Section 10, below, to the extent of the outstanding balance thereof as of the date of Closing, with the balance being paid in cash at the Closing.

         5.      Title and Survey(s).

                 5.1 Survey(s). Within fifteen (15) days of the Effective Date, Seller, at its expense, shall obtain and deliver a copy to Seller and the Title Company a current survey (the "Survey") of the Property, in such form and content as to permit the deletion of the "survey exception" for all matters other than the area of the land from the Owner's Title Policy. The Survey shall be a new or recertified "as-built" survey, prepared by a registered surveyor licensed in the State of Texas. The cost of the survey deletion from the Owner's Title Policy shall be at Buyer's expense.

                 5.2 Title Commitment. Within ten (10) days after the Effective Date, Seller, at Seller's sole cost and expense, shall furnish or cause the Title Company to furnish to Buyer a commitment for Title Insurance from the Title Company (the "Commitment") together with complete and legible copies of all instruments that create or evidence the exceptions to title listed thereon (the "Title Documents"). Seller shall guarantee to furnish Buyer at the Closing a fully paid Owner's Title Insurance Policy covering the Property (which Title Policy shall be at Seller's expense) in the aggregate face amount of the total Purchase Price on the standard form for same then promulgated by the Texas State Board of Insurance, subject to the preprinted exceptions set forth in the Title Commitment and the Permitted Exceptions (defined below).

                 5.3 Title and Survey Objections. Buyer shall have until the expiration of thirty (30) days after the date it receives the last of the Survey and Title Commitment within which to approve or disapprove all items, including the information reflected therein, in the Commitment and the Survey (the "Approval Period"), such approvals or disapprovals to be within Buyer's sole discretion. If Buyer fails to disapprove any such item by written notice to Seller and the Title Company within the Approval Period, Buyer shall be deemed to have approved such item. Buyer shall give Seller written notice of its


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objections to the Commitment and Survey (the "Title and Survey Objections")
within the Approval Period. Buyer is deemed to object to all matters listed on Schedule C of the Commitment. All of the exceptions set forth on the Title Commitment approved or which are deemed to be approved by Buyer shall constitute the "Permitted Exceptions". If Buyer disapproves any item on the Title Commitment or Survey, by written notice to Seller and the Title Company during the Approval Period, Buyer may, as its sole recourse in such event, terminate this Agreement, unless Seller cures Buyer's objections to such item by the Closing Date. Seller may attempt to cure, but shall not be obligated to cure, any of the Title and Survey objections. In the event Seller fails to satisfy, or elects not to attempt to satisfy, any one or more of Buyer's objections pursuant to this Section 5, such failure and/or election shall not be an event of default by Seller, but in such event Seller may notify Buyer in writing of such election (the "Election Notice") and request that Buyer waive Buyer's right to terminate this Agreement due to such objection(s). Buyer shall thereafter have five (5) days after receipt of the Election Notice within which to waive its termination right or to terminate this Agreement. In the event Buyer fails to respond within such five (5) day period, Buyer will be deemed to have waived and accepted the uncured and unsatisfied Buyer's objections, which together with the other Permitted Exceptions described herein and all the exceptions to Title to which Buyer has not objected, shall become Permitted Exceptions. If Buyer terminates this Agreement, under this Section 5, the Earnest Money less One Hundred and No/100 Dollars ($100.00) (herein the "Independent Contract Consideration") will be refunded to Buyer and the parties shall have no further obligations under this Agreement, other than Buyer's indemnity obligations under Section 7.3 herein, which shall survive termination of this Contract. In addition, Buyer shall have three (3) business days from receipt of any update or continuation of the Commitment to notify Seller of any objections to any matter not previously contained in the Commitment.

         6. Inspection Items. Seller agrees that it has either previously delivered to Buyer or will deliver to Buyer within five business (5) days after the Effective Date the following (the "Inspection Items"):

                 (a) Copies of the "as built" plans and specifications prepared by Seller's architect and civil engineer for the Property, and any other engineering studies which, to the knowledge of Seller, in its good faith belief, are in the possession of Seller (but nothing herein creates any obligation on the part of Seller to cause any such studies to be prepared);

                 (b) Copies of all soils reports, and environmental reports, in Seller's possession pertaining to the Property to the extent such reports are in the possession of Seller;

                 (c) Copies of all certificates of occupancy for the Property;

                 (d) Copies of all certificates and/or other evidence of insurance insuring the Property;





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                 (e)     Copies of all notices of default received by Seller,
and any collateral agreements concerning the Nationwide Note, the Wausau Note or any guaranties of the Nationwide Note or the Wausau Note;

                 (f) Copies of all site plans, plans and specifications, engineering plans and studies, landscape plans, utility schemes, and other similar plans, if any, which may be in Seller's possession (but nothing herein creates any obligation on the part of Seller to cause any such studies to be prepared);

                 (g) Copies of the tax statements for real property taxes on the Property for the last three (3) years; and

                 (h) Copies of all Guaranties and Warranties and Service Agreements constituting part of the Intangible Property.

         7.      Engineering and Environmental Studies.

                 7.1 During the Buyer's Examination Period, as hereinafter defined, Buyer and its agents shall have the right, at reasonable times and upon reasonable notice to Seller, to enter upon the Property and to conduct soil, environmental and/or other studies, at the expense of Buyer, so long as after the completion of any such studies and the termination of this Earnest Money Contract, the Property is substantially returned to the condition existing prior to such studies, and so long as same do not unreasonably interfere with Seller's ongoing operations at the Property (the "Property Inspection").

                 7.2 Seller represents to Buyer that, to the best of Seller's knowledge, without any duty of independent investigation, and except to the extent disclosed in any of the Inspection Items delivered to Buyer, the Property is free from and/or has not been used for (i) the storage, holding, existence, manufacture, release, treatment, abatement, removal, disposition, handling, transportation, or disposal of any Hazardous Materials, from, under, into or on the Property, other than cleaning solutions or other materials used in Buyer's normal operations on the Property and which have been used, stored and disposed of in accordance with all applicable laws, or (ii) the existence of any "Endangered Species" on the Property. "Hazardous Materials" shall mean
(i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and the regulations promulgated thereunder; (iii) any petroleum-based products;
(iv) any substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal; and (iv) any other substances which are now classified or considered to be hazardous or toxic under Governmental Requirements. "Endangered Species" shall mean any species which is described, pursuant to the U.S.





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Endangered Species Act of 1973, as being in danger of extinction throughout all or a significant portion of its range. Seller further covenants that between the Effective Date and the date of Closing, Seller will not take any action to place, dispose or store any Hazardous Materials on the Property, other than cleaning solutions or other materials used in Buyer's normal operations on the Property and which have been used, stored and disposed of in accordance with all applicable laws.

                 7.3 Indemnity. Buyer hereby indemnifies and holds Seller harmless from and against any loss, damage, injury, claim or cause of action Seller may suffer or incur as a direct result of the presence on the Property of Buyer, Buyer's agents or independent contractors, including, without limitation, (i) any and all attorneys' fees incurred by Seller as a result of a claim relating to such matters, or (ii) any mechanics' or materialmen's liens imposed against all or any portion of the Project by a party claiming to be performing an inspection or audit on Buyer's behalf during the term of this Contract. This indemnity obligation of Buyer shall survive Closing.

         8.      Buyer's Examination Period.

                 8.1. Buyer shall have sixty (60) days from the Effective Date of this Contract (the "Buyer's Examination Period"), in which to review the general condition of the Property, and in which to determine, in the Buyer's sole and absolute discretion, if the Buyer deems the purchase of the Property, pursuant to this Earnest Money Contract, to be economically and commercially advisable.

                 8.2 If Buyer notifies Seller in writing, prior to the expiration of the Buyer's Examination Period, that Buyer intends to purchase the Property, then in such event this Contract shall proceed to Closing, and all Earnest Money deposited shall be applied to the Purchase Price of the Property. If Buyer fails to so advise Seller and the Title Company within the Buyer's Examination Period, then in such event it shall be presumed that the Property is not suitable for Buyer's intended use, and that Buyer does not elect to purchase the Property. If Buyer does not elect to purchase the Property pursuant to this Agreement, then the Title Company shall, without the necessity of securing Seller's consent, immediately pay to Seller One Hundred and No/100 Dollars ($100.00) out of the Earnest Money for the Buyer's Examination Period, and then return to Buyer the balance of the Earnest Money deposited hereunder (plus all interest earned on the Earnest Money), and neither party hereto shall have any further liability to the other hereunder, and this Contract shall be null and void, other than Buyer's indemnity obligations under Section 7.3 hereof, which shall survive termination of this Contract.

         9. Representations and Covenants of Seller. Seller hereby represents, warrants and covenants to Buyer that the following representations shall be true as of, and shall survive, the Closing Date:

                 (a) Seller will have at closing good and indefeasible title, in fee simple to the Property, free and clear of any liens, encumbrances, use or occupancy restrictions,





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or declarations of restrictive covenants, except for those filed for record in
Bexar County, Texas, and those set forth in any laws, ordinances, statutes or regulations concerning the Property [and Seller expressly covenants to advise Buyer of any encumbrances, use or occupancy restrictions, or declarations of restrictive covenants of which it has knowledge and that do not appear in the Title Commitment].

                 (b) No party, except as set forth herein, has any rights to acquire the Property.

                 (c) Seller has no knowledge of any existing or pending litigation, claims, condemnations, or sales in lieu thereof, contracts of sale, options to Purchase or rights of first refusal with respect to any aspect of the Property, nor, to Seller's knowledge, have any such actions, suits, proceedings, claims or other such matters been threatened or asserted.

                 (d) Seller has received no notice and has no knowledge of any pending condemnation, liens, assessments or similar proceedings or charges affecting the Property by any governmental authority, other than those shown on the Title Commitment and the tax lien in effect for taxes owing for the years 1997 and 1998 [provided, Seller will cause such 1997 taxes to be paid at or before Closing].

                 (e) Seller has no knowledge of any violation of any ordinance, regulation, law or statute of any government agency or instrumentality by Seller pertaining to the Property or any portion thereof.

                 (f) From and after the Effective Date, Seller shall not transfer, convey, mortgage, encumber, lease or otherwise assign or dispose of the Property, nor any interest therein, without the express written consent of Buyer, nor shall Seller cause or create any lien, claim or encumbrance, of any kind or character, voluntarily or involuntarily, to be placed upon the Property, or any interest therein, except to an affiliated entity.

                 (g) Seller shall not modify the Nationwide Note or the Wausau Note or the documents relating thereto in any manner without the prior written consent of Buyer;

                 (h) Subject to the satisfaction of Seller's conditions precedent, as set forth in Section 10(c), below, Seller has full right, power and authority to execute, deliver and perform this Agreement without the necessity of obtaining any consents or approvals of, or the taking of any other action with respect to, any third parties, and, upon satisfaction of said conditions precedent, this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding Agreement of Seller, enforceable against Seller in accordance with its terms.

                 (i) Seller has not made any commitments to any governmental unit or agency, utility company, authority, school board, church or other religious body, or to any other organization, group or individual relating to the Property which would impose any





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obligations upon Buyer to make any contributions of money or land or to install or maintain any improvements.

                 (j) Subject to satisfaction of Seller's conditions precedent, as set forth in Section 10(c), below: (i) all requisite resolutions, and any other consents necessary for the consummation by Seller of the transaction contemplated hereby have been duly adopted and obtained, and (ii) Seller has full right, power and authority to execute, deliver and carry out the terms and conditions of this Agreement and all other documents to be executed and delivered by Seller pursuant to or in connection with this Agreement. Subject to satisfaction of Seller's conditions precedent, as set forth in Section 10(c), below, the execution and delivery of this Agreement and the consummation of the transaction herein contemplated in compliance with the terms of this Agreement will not conflict with, or with the passage of time result in a breach of, any other agreement of Seller or any judgment, order or decree of any court having jurisdiction over Seller or the Property.

                 (k) Seller is not a "foreign person" as that term is defined in Section 1445 of the Internal Revenue Code, as Amended, and any applicable regulations promulgated thereunder.

                 (l) The applicable zoning regulations and, to Seller's knowledge, any restrictive covenants affecting the Land permit the use and operation of the Property for its current business use, and Seller has not received any notice of any proceedings which could or would cause the change, redefinition, or other modification of the zoning classification of the Property.

                 (m) To Seller's knowledge, there are no defects in the condition of the Property which would impair the use of the building and equipment or major repairs to the Property necessary at this time, other than the settling of the foundation in the front office portion of the building. Seller has not received any notices from any governmental agencies or any other third parties with respect to any violations of any Building Codes and/or zoning ordinances or any other governmental laws, regulations or orders affecting the Property, including, without limitation, the Americans with Disabilities Act and Tex. Rev. Civ. Stat. Ann., Art. 9102.

                 (n) To Seller's knowledge, Seller has complied in all material respects with all applicable federal, state, municipal and other political subdivision or governmental statutes, ordinances and regulations in the applicable jurisdictions, and all restrictive and/or protective covenants applicable to the Property.

                 (o) To Seller's knowledge, there are no adverse or other parties in possession of the Premises, or of any part thereof, as lessees, tenants at sufferance, or trespassers, except Seller.





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                 (p)      Seller has not received any notices from any
insurance companies of any conditions, defects or inadequacies with respect to the Premises which, if not corrected, would result in termination of insurance coverage or increase in cost.

                 (q) To Seller's knowledge, there are no unpaid assessments (governmental or otherwise) for sewer, water, paving, electrical power, improvements or otherwise incurred or levied as a result of Seller's activities in developing the Property or otherwise affecting the Property (matured or unmatured) and, to the best of Seller's knowledge and belief, no such assessments are threatened; and there are no refunds due for sewer, water, oversizing utilities, or like amount relating to the Property.

                 (r) At the Closing, there will be no unpaid bills or claims incurred by Seller in connection with the construction of the Improvements and any repair of the Property or other work performed or materials purchased in connection with the Property.

                 (s) No voluntary or involuntary proceedings in bankruptcy are pending or, to Seller's knowledge, threatened against Seller and/or the Property.

                 (t) Seller is not aware of any defaults in any manner or amount, or events, that with the passage of time or the giving of notice, or both, would constitute a default in any material manner or amount under any of the loan documents executed in connection with the Nationwide Note and the Wausau Note.

         Except as otherwise disclosed by Seller in writing to Buyer, the representations and warranties of Seller under this Section 9 shall be deemed to be restated and remade on and as of the Closing Date and shall survive the Closing for twenty-four (24) months following the date of Closing. Seller shall deliver a certificate (the "Closing Certificate") to Buyer at Closing to that effect. Representations and warranties of Seller as provided under this
Section 9 shall be limited to the actual knowledge, without independent investigation, of Chuck Siegel, Ross Bacon, and Jim Dempsey, each of whom is an officer of Seller.

         10.     Contingencies to Closing.

         (a) Assumption of Debt. The Closing of this transaction shall be subject to and conditioned upon Buyer's assumption of (i) Seller's existing indebtedness on the Property originally with Nationwide Insurance in the approximate amount of Four Million Nine Hundred Forty Thousand and No/100 Dollars ($4,940,000.00) pursuant to a note dated November 20, 1992 (the "Nationwide Note"), and (ii) Seller's existing indebtedness on the Property originally with Employer's Life Insurance Company of Wausau in the amount of approximately One Million Dollars ($1,000,000.00) pursuant to a note dated November 20, 1992 (the "Wausau Note"), the then outstanding balance of which assumed indebtedness shall be credited against the Purchase Price payable by Buyer. The Nationwide Note and the Wausau Note being collectively referred to as the "Notes." Seller and Buyer agree to mutually cooperate and provide to Nationwide Insurance and





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Employer's Life Insurance Company of Wausau (collectively herein referred to as
"Lender") any and all documentation necessary for Lender to evaluate the assumption by Buyer of the Notes. In the event Seller and Buyer are unable to obtain approval from Lender prior to Buyer's Examination Period of the assumption of the Notes, this Contract shall terminate, all Earnest Money shall be refunded to Buyer, and neither party shall have any further obligations or liabilities hereunder, except for Buyer's indemnity obligations as set forth in
Section 7.3.

         (b) Release of Seller. Seller's obligations under the Contract are expressly subject to and conditioned upon: (i) the holders of the Existing Indebtedness (as defined herein) approving Buyer's assumption of the Notes; and
(ii) Seller obtaining the written agreement of the holders of the Existing Indebtedness to fully and unconditionally discharge and release Seller from all of Seller's liability and obligation under, on, or relating to the Existing Indebtedness, which agreement must be in form and content reasonably acceptable to Seller. In the event Seller does not receive such approval and agreement on or before Closing, this Contract shall terminate and neither Buyer nor Seller shall have any further rights or obligations one unto the other hereunder. In addition, Seller's obligations under the Contract shall be further subject to and conditioned upon Seller actually being discharged and released at Closing from all liabilities and obligations under, on, or relating to the Existing Indebtedness by the holders thereof and Seller receiving such documentation evidencing said release and discharge as may reasonably be required by Seller to evidence such release, all of which must be received by Seller on or before the Closing. For purposes of this Contract, "Existing Indebtedness" shall mean the Notes and all documents and other agreements evidencing, securing or otherwise executed in connection with, the loans evidenced by the Notes.

         (c) Seller's Conditions Precedent to Closing. Seller's obligation to sell the Property to Buyer is also subject to the following conditions precedent ("Seller's Conditions Precedent"), which shall be satisfied or waived by written notice to Buyer within thirty (30) days from the Effective Date or as otherwise stated; if the conditions are not satisfied within said period, Seller may terminate this Contract by providing written notice to Buyer (if written notice is not given, Seller will be deemed to have waived the condition precedent):

         (i) Seller obtaining the consent of Sanwau Business Credit Corporation and/or any other lender providing working capital financing to Seller, to this transaction;

         (ii) Seller obtaining the consent of Met Life Capital Corporation, who holds the lien on certain of the furniture, fixtures and equipment located in the Property, to this transaction; and

         (iii) Seller obtaining the approval of its Board of Directors to this transaction and this Agreement.





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         11.     Contingency to Closing for Lease of Premises by Buyer.
Closing of this transaction is also specifically contingent, subject to and conditioned upon Buyer and Seller agreeing on the terms and conditions of a lease for Solo Serve Corporation, the Seller, to lease the Property from Buyer, for an initial term of ten (10) years, with two (2) five (5) year renewal options. The lease is to be an absolute triple-net lease for the Property. Under the lease, Solo Serve Corporation shall be responsible for all expenses, maintenance, taxes, assessments, insurance, structural repairs and replacements, non-structural repairs and replacements, and in the lease, Solo Serve Corporation will agree to promptly repair and remediate same (to include, without limitation, settling of the foundation occurring in the front office portion of the building); provided, however, this repair obligation is not intended to apply to any casualty loss or condemnation loss to the extent any proceeds received as a result of such loss are not delivered to Seller to repair the Property. Additional terms of the lease, without limitation, shall include the following:

                 11.1 Rent. Rent payments are to be payable monthly in advance during the Primary Lease Term, based on a beginning annual base rental for Years 1-5 of the Primary Lease Term of Nine Hundred Seventy-Five Thousand and No/Hundredths Dollars ($975,000.00), One Million Seventy-Two Thousand Five Hundred and No/Hundredths Dollars ($1,072,500.00) for Years 6-10 of the Primary Lease Term, and the annual base rental for each renewal period, if executed, shall be at market rates.

                 11.2 Assignment and Subletting. Tenant shall not be entitled to assign or sublet all or any portion of the Premises.

                 11.3 Prepaid Rent. Upon execution of the lease, the Tenant will be required to provide prepaid rent under the lease in the amount of Five Hundred Thousand and No/Hundredths Dollars ($500,000.00) (the "Prepaid Rent"). Beginning with the Fourth Lease Year, as such term is defined in the lease, One Hundred Thousand Dollars ($100,000.00) of the Prepaid Rent will be applied to the Base Rent for the Fourth Lease Year, One Hundred Thousand Dollars ($100,000.00) to the Fifth Lease Year, and One Hundred Thousand Dollars ($100,000.00) to Rent for the Sixth Lease Year. Beginning with the Seventh Lease Year, the Prepaid Rent shall thereafter remain at Two Hundred Thousand Dollars ($200,000.00), and will be applied to Base Rent as set forth in the Lease.

                 11.4 Other Terms. Such other reasonable terms as may be negotiated and agreed upon between Buyer and Seller in good faith.

         The terms set forth in this Section 11 are not intended to be a definitive lease, and a lease shall not be deemed to exist between Buyer and Seller, nor shall the condition set forth in this Section 11 be deemed satisfied, until a definitive written lease agreement has been agreed upon by both Buyer and Seller. During the Buyer's Examination Period, Seller and Buyer agree to negotiate in good faith to agree upon a definitive lease agreement incorporating the terms set forth above. In the event Buyer and Seller do not agree on the terms of a definitive lease within the Buyer's Examination Period (after good





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faith negotiations), this Contract shall terminate and neither party shall have any further rights or obligations one unto the other hereunder, except for Buyer's indemnity obligations under Section 7.3 hereof. In the event Buyer and Seller do agree on a definitive lease agreement within said period of time, the parties shall mutually acknowledge said agreement in a writing between the parties, the agreed upon form of the lease shall be deemed to be a part of this Contract, and Seller and Buyer shall each be obligated to each execute and deliver a copy of said lease at the Closing.

         12. Closing. The purchase and sale of the Property herein described shall be closed in the offices of the Title Company on the first business day following twenty (20) days after the Buyer's Examination Period.

         Upon Closing, Seller shall deliver to Buyer:

                 12.1 Warranty Deed. A Special Warranty Deed conveying good and indefeasible title in fee simple to the Land and Improvements, free and clear of any and all liens, encumbrances, conditions, easements, assessments, restrictions, and other conditions except for and subject to the Permitted Exceptions.

                 12.2 Title Policy. An Owner's Title Policy of Insurance issued in the face amount of the Purchase Price insuring good and indefeasible title to the Property.

                 12.3 Bill of Sale and Assignment. A Special Warranty Bill of Sale and Assignment in form reasonably acceptable to Buyer and Seller conveying the Tangible Property and Intangible Property, subject to the Permitted Exceptions. The form of this Agreement shall be agreed upon by Buyer and Seller during the Buyer's Examination Period; provided, however, that Buyer shall be obligated to assume therein all of Seller's obligations under all the Guaranties, Warranties and Service Agreements constituting part of the Intangible Property, but only to the extent same is delivered to Buyer as part of the Inspection Items.

                 12.4 Non-Foreign Affidavit. An Affidavit of Seller certifying that Seller is not a "foreign person" as defined in the Federal Foreign Investment and Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.


                 12.5 Warranties. To the extent same are assignable by Seller, the originals of all warranties from third parties regarding the Property in the possession of Seller.

                 12.6 Evidence of Authority. Copy of Seller's resolutions, certified as true and complete as of the Closing date, authorizing Seller's selling the Property pursuant to this Agreement, and evidencing the authority of the person signing this Agreement and any documents to be executed by Seller at Closing.

                 12.7 Other Documents. Such other documents and instruments as are reasonably required by the Title Company in connection with the issuance of its title insurance policy to Buyer.

                 12.8 Assumption of Notes. Any and all documents and instruments as are reasonably required by the Lender in connection with Buyer's assumption of the Nationwide Note and the Wausau Note.

                 12.9 Lease. The lease executed by Seller, as Tenant, upon the terms and provisions set forth in Section 11 above.

                 12.10 Estoppel Agreement. An estoppel agreement executed by Seller and Nationwide, in connection with the Nationwide Note, and by Seller and Employer's Life Insurance Company of Wausau, in connection with the Wausau Note, evidencing that there are no defaults or events of default by Seller under either the Nationwide Note or Wausau Note [It being understood that Seller will make reasonable and good faith efforts to obtain the signature of Nationwide (with respect to the Nationwide Note) and Employer's Life Insurance Company of Wausau (with respect to the Wausau Note), but that Seller does not covenant or warrant that it can obtain an estoppel agreement executed by Nationwide or Employer's Life Insurance Company of Wausau; provided, however, if, after exercising reasonable and good faith efforts, Seller fails to deliver an estoppel agreement fully executed by Nationwide and/or an estoppel agreement fully executed by Employer's Life Insurance Company of Wausau, as provided in this Section 12.10, then Buyer, as its sole and exclusive remedy, shall have the right to terminate the Contract and receive a full refund of the Earnest Money (less $100.00 paid to Seller); and, upon such return of the Earnest Money, both parties shall be relieved and released of and from any further liability hereunder, except for Buyer's obligations under Section 7.3 hereof.]

         13. Buyer's Obligations at Closing. At the Closing, Buyer shall deliver to Seller the following:

                 13.1 Purchase Price. The Purchase Price, less the assumed indebtedness with Nationwide Insurance and Employer's Life Insurance Company of Wausau, by wire transfer of immediately available funds.

                 13.2 Lease. The Lease, executed by Buyer, as Landlord, and Seller, as Tenant, upon the terms and provisions set forth in Section 11 above.

                 13.3 Evidence of Authority. Copy of Buyer's resolutions, certified as true and complete as of the Closing date, authorizing Buyer's acquisition of the Property pursuant to this Earnest Money Contract, and evidencing the authority of the person signing this Agreement and any documents to be executed by Buyer at Closing.

                 13.4 Other Documents. Such other documents and instruments as are reasonably required by the Title Company in connection with the issuance of its title insurance policy to Buyer.

                 13.5 Assumption of Notes. Such documents and instruments as are reasonably required by Lender in connection with the assumption by Buyer of the Nationwide Note and the Wausau Note.

         14. Proration. Rent shall be prorated for the month in which the Closing occurs. As Seller will be responsible for all utility expenses and other charges related to the Property pursuant to the terms of the lease, no proration of these items will be made. Real estate taxes will be prorated as of the date of Closing.

         15. Default. In the event Buyer defaults in its obligations hereunder, Seller may terminate this Contract and retain all Earnest Money, as liquidated damages and this shall be Seller's sole remedy for the Buyer's breach of this Agreement. Seller and Buyer agree that it is difficult to determine, with any degree of certainty, the loss which Seller would incur in the event of Buyer's failure to close the purchase of the Property, and the parties have agreed the amount of the Earnest Money represents a reasonable estimate of such loss and is intended as a liquidated damages provision. In the event Seller defaults in its obligations hereunder, Buyer shall be entitled, as its sole and exclusive remedy in such event, to either (i) terminate this Agreement and receive a refund of the full amount of its Earnest Money, or (ii) enforce specific performance of this Contract.

         16. Future operations. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller will:

                 (i) keep, operate, and maintain the Property in accordance with past operating procedures, and

                 (ii) promptly advise Buyer of any litigation, arbitration or administrative hearing concerning the Property arising or threatened to which Seller receives notice or of any circumstances which Seller learns of which would render any of Seller's representations set forth in Section 9 hereof false;

                 (iii) maintain (or cause the maintenance of) all liability and property insurance currently in force with respect to the Property;

                 (iv) perform all of Seller's obligations under the loan documents for the Nationwide Note and the Wausau Note;

                 (v) not transfer or encumber or cause any lien to be placed against all or a portion of the Property; and

                 (vi) not enter into or acquiesce in the filing of any easement, license, plat (or re-plat) or zoning change affecting the Property.

         17. Real Estate Commission. If, as and when this transaction closes, Seller will at Closing pay a commission of four percent (4.0%) of the Purchase Price, payable two percent (2.0%) to Grubb & Ellis, and two percent (2.0%) to Ironwood Property Corporation (the "Brokers"). Seller hereby indemnifies and holds Buyer harmless from any and all real estate commissions, claims for such commissions or similar fees on this transaction arising in any manner out of any commitment or promise or agreement made by Seller. Buyer hereby indemnifies and holds Seller harmless from any and all real estate commissions, claims for such commissions or similar fees on this transaction arising in any manner out of any commitment or promise or agreement made by Buyer, other than the commission provided herein. In accordance with the terms of the Real Estate License Act of Texas, Buyer is hereby advised by Broker that Buyer should have the abstract covering the Property examined by an attorney of Buyer's selection, or be furnished with or obtain a policy of title insurance.

         18. Broker/Principal Disclosure. Bart C. Koontz, licensed real estate broker, is a principal of Ironwood Property Corporation and is also a principal of Koontz/McCombs, LLC, the Buyer herein.

         19. Survival. All representations and warranties of Seller under this Purchase Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years after the Closing.

         20. Closing Costs. Notwithstanding anything to the contrary contained herein, the Closing Costs shall be paid as follows:

                 By Seller:

                 (a)      Preparation of a Special Warranty Deed;
                 (b)      Title insurance examination and premium;
                 (c)      The cost of the Survey;
                 (d)      Brokerage fee as outlined in Section 17 herein;
                 (e)      One-half of the escrow fee, if any; and
                 (f) One-half of the transfer and any other fees imposed by Lender, up to a maximum total amount payable by Buyer and Seller of Seventy-Five Thousand Dollars ($75,000.00).

                 By Buyer:

                 (a) Preparation of transfer documents relating to the Nationwide Note;
                 (b)      Recording fees;
                 (c)      One-half of the escrow fee, if any;
                 (d)      The survey deletion fee for Title Insurance purposes;
and

                 (e) One-half of the transfer and any other fees imposed by Lender, up to a maximum total amount payable by Buyer and Seller of Seventy-Five Thousand Dollars ($75,000.00).

         In the event that Lender requires a payment of more than $75,000.00 as a condition of granting its approval of Buyer's assumption of the Notes, neither party shall be obligated to pay any such additional amount, and in the event Buyer and Seller cannot agree upon the payment thereof, either party may terminate this Contract and the Earnest Money will be refunded to Buyer (less $100.00), in which event neither party shall have any further obligation one unto the other hereunder, except for Buyer's indemnity obligations under
Section 7.3 hereof.

         21. Casualty. The risk of loss or damage to the Property by fire or other casualty shall, until Closing, be borne by Seller. Seller shall promptly give Buyer written notice of any material casualty and the extent thereof, and for purposes of this Section 21, "material" shall be any casualty resulting in damage to the Property of $25,000 or more. In the event of a material casualty, either Buyer or Seller may, by written notice to the other within twenty (20) days after receipt of notice of the occurrence, elect to cancel this Agreement. In the event either party shall so elect, the Earnest Money shall be returned to Buyer (less $100.00 paid to Seller) and, upon such return of the Earnest Money, both parties shall be relieved and released of and from any further liability hereunder, except for Buyer's obligations under
Section 7.3 hereof. In the event of a material casualty, if this Agreement is not so cancelled by either Buyer or Seller, this Agreement shall not be affected, but Seller shall assign to Buyer all of its right, title and interest in any insurance proceeds and the Purchase Price shall be reduced by the amount of any deductible. In the event of an immaterial casualty, this Contract shall not be affected, and the parties shall proceed to Closing in accordance with the terms hereof and Seller shall be obligated to repair such damage as soon as reasonably practicable. In the event such damage cannot be repaired prior to Closing, the Closing shall not be delayed, but the reasonable sum necessary (as reasonably agreed to by and between Buyer and Seller prior to Closing) to repair such immaterial casualty shall be credited to Buyer and against Seller as a "Closing Adjustment" at the Closing; and, in the event of the satisfactory repair of such damage by Seller pursuant to the lease or as otherwise agreed by Seller and Buyer, then Buyer shall reimburse Seller for such sum credited to Buyer at Closing..

         22. Condemnation. If all or any portion of the Property is condemned or taken by eminent domain by any authority (a "Condemnation"), this Agreement may be terminated by either Buyer or Seller by giving written notice to the other party prior to the Closing Date, in which event the Earnest Money shall be returned to Buyer (less $100.00 paid to Seller) and, upon such return of the Earnest Money, both parties shall be relieved and released of and from any further liability hereunder, except for Buyer's obligations under Section
7.3 hereof.

         23. Entire Agreement. This written agreement constitutes the entire and complete agreement between the parties hereto. It is expressly understood that there are no verbal understandings or agreements which may change the terms, covenants and conditions herein set forth, and that no modification of this Agreement and no waiver of any of the terms and conditions shall be effective unless made in writing and duly executed by the parties hereto.

         24. Binding Effect. All covenants, agreements, warranties and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         25. Controlling Law. This Agreement has been made and entered into under the laws of the State of Texas, and said laws shall control the interpretation thereof.

         26. Seller's Acceptance. In the event that Seller does not accept Buyer's offer by executing a copy of this Agreement and delivering same to the Title Company on or before 5:00 p.m., CDT, on January 14, 1998, then in that event this offer shall be deemed to have been withdrawn, and this Earnest Money Contract shall become null and void.

         27. Confidentiality. Buyer agrees not to disclose any confidential information (that is, any information not otherwise available to the public) as may be disclosed by Seller to Buyer during the term of this Agreement. Any and all reports, studies and other information delivered by Seller to Buyer during the term of this Agreement shall be returned to Seller, in the event this Agreement is terminated by either party prior to Closing. The Brokers, by execution of this Earnest Money Contract, agree that they will not, at any time prior to or after the Closing hereunder, without the prior written consent of Buyer, disclose to any third party the terms and provisions of this Contract, other than pursuant to proper court order.

         28. Time. Time is of the essence in all matters pertaining to the performance of this Agreement. However, if the final date of any period set forth in this Agreement falls on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         29. Assignment. Buyer shall not have the right to assign this Contract, except to an Affiliated Entity. "Affiliated Entity," for purposes hereof, is an entity owned fifty percent (50.0%) or more by Bart Koontz and/or B.J. "Red" McCombs.

         30. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be sent by either facsimile, deemed delivered when sent with confirmation of receipt, or mailed by certified or registered mail, postage prepaid, or express mail, deemed delivered when deposited in a U.S. mail depository, or by hand delivery, addressed as follows:

     IF TO SELLER:            Solo Serve Corporation
                              Attn:  Mr. Ross Bacon
                              1610 Cornerway Blvd.
                              San Antonio, Texas  78219-2900
                              Telephone:       (210) 662-6262, ext. 302
                              Telecopier:      (210) 666-3339

     WITH A COPY TO:          Peter R. Broderick
                              Cox & Smith, Inc.
                              112 E. Pecan, Suite 1800
                              San Antonio, Texas  78205
                              Telephone:  (210) 554-5231
                              Telecopier: (210) 226-8395

     IF TO BUYER:             Koontz/McCombs, LLC
                              Attn:  Bart C. Koontz, President
                              200 Concord Plaza Drive, Suite 525
                              San Antonio, Texas  78216
                              Telephone:       (210) 826-2600
                              Telecopier:      (210) 826-5445

     WITH A COPY TO:          Marlise A. Kercheville
                              Davis, Adami & Cedillo, Inc.
                              7710 Jones Maltsberger, Suite 400
                              San Antonio, Texas  78216
                              Telephone:       (210) 822-6666
                              Telecopier:      (210) 822-1151

         31. Counterparts. This Agreement may be executed in as many counterparts as may be required and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

         32. Tax Abatement. Buyer agrees to cooperate with Seller, at no expense to Buyer, to assist Seller in obtaining the consent of applicable taxing authorities to the continuation of the current tax abatement agreement in favor of the Seller in relation to the Property, notwithstanding the sale of the Property to Buyer. Buyer's obligations under this Section 32 shall survive Closing.

         33. Exclusivity. During the term of this Agreement, Seller covenants and agrees that Seller will not negotiate or enter into any discussions with any other potential buyers for the purchase of the Property.

         EXECUTED by Buyer this 14th day of January, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

         EXECUTED by Seller this 14th day of January, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

SIGNATURES ON FOLLOWING PAGE:

                                    SELLER:

                                    SOLO SERVE CORPORATION,
                                    a Delaware corporation,



                                    By: /s/ Ross E. Bacon
                                       ---------------------------------------
                                             Name: Ross E. Bacon
                                                   ---------------------------
                                             Its: Executive Vice President
                                                  ----------------------------


                                    BUYER:

                                    KOONTZ/McCOMBS, LLC,
                                    a Texas limited liability company,



                                    By: /s/ Bart C. Koontz
                                        --------------------------------------
                                             Bart C. Koontz, President



         The Brokers do hereby agree to the confidentiality provisions of
Section 27, above.

                                    GRUBB & ELLIS



                                    By: /s/
                                        --------------------------------------
                                             Its: Senior Vice President
                                                 -----------------------------

                                    IRONWOOD PROPERTY CORPORATION



                                    By: /s/
                                        --------------------------------------
                                             Its: Vice President
                                                 -----------------------------

         Receipt of this Earnest Money Contract is acknowledged the 14th day of January, 1998.


                                    ALAMO TITLE COMPANY



                                    By: /s/ DAVID A. MCALLISTER
                                        --------------------------------------
                                             Its: Vice President
                                                 -----------------------------


         Receipt of Earnest Money in the amount of $50,000.00 is hereby acknowledged this 14th day of January, 1998; and the Title Company does hereby agree that if the Buyer terminates the Contract as provided in this Earnest Money Contract, to promptly pay the Earnest Money as set forth herein without the necessity of securing Seller's consent.

                                    CHICAGO TITLE COMPANY



                                    By: /s/ DAVID A. MCALLISTER
                                        --------------------------------------
                                             Its: Vice President
                                                 -----------------------------


         NOTICE TO TITLE COMPANY. Upon receipt, please deliver a dated and executed copy of this Earnest Money Contract to each of the following parties:

         Marlise A. Kercheville                      Peter R. Broderick
         Davis, Adami & Cedillo, Inc.                Cox & Smith, Inc.
         7710 Jones Maltsberger, Suite 400           112 E. Pecan, Suite 1800
         San Antonio, Texas  78216                   San Antonio, Texas  78205

                               FIRST AMENDMENT TO
                             EARNEST MONEY CONTRACT
                                     BETWEEN
                        SOLO SERVE CORPORATION, AS SELLER
                                       AND
                          KOONTZ/McCOMBS, LLC, AS BUYER

         This First Amendment to Earnest Money Contract between Solo Serve Corporation, a Delaware corporation ("Seller"), and Koontz/McCombs, LLC, a Texas limited liability company ("Buyer"), (the "First Amendment") is made and entered into this 13th day of March, 1998 by and between Solo Serve Corporation, as Seller, and Koontz/McCombs, LLC, as Buyer.

         WHEREAS, Seller and Buyer have entered into that certain Earnest Money Contract (the "Contract") dated effective January 14, 1998 concerning the acquisition of a total of approximately 24.573 acres consisting of a 6 acre tract, and an approximate 18.323 acre tract being Lot 2, Block 1, NCB 16131, Cornerstone Subdivision Unit 3-A, San Antonio, Bexar County, Texas, (the "Property"); and

         WHEREAS, the parties have agreed to amend the Purchase Price of the Property; and

         WHEREAS, Buyer's Examination Period under the Contract expires March 15, 1998; and

         WHEREAS, Buyer desires to extend Buyer's Examination Period under the Contract to March 27, 1998; and

         WHEREAS, the Closing under the Contract is to take place on or before April 4, 1998; and

         WHEREAS, Buyer and Seller are desirous of extending the deadline for Closing to April 6, 1998.

         NOW, THEREFORE, in consideration of this Amendment, the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Section 4 of the Contract is hereby amended to read as follows:

                  "4. Purchase Price. The Purchase Price of the Property will be Seven Million Six Hundred Fifty Thousand and No/Hundredths Dollars ($7,650,000.00), payable by Buyer's assumption of the Nationwide Note and the Wausau Note, as defined in Section 10 of the Contract, to the extent of the outstanding balance thereof as of the date of Closing, with the balance being paid in cash at the Closing.

2. Subsection 8.1 of the Contract shall be amended to provide that the Buyer's Examination Period shall be extended and shall expire at 5:00 p.m. CST on March 27, 1998.

3. Section 11 of the Contract shall be amended to add the following provision at the end of the first paragraph:

         "Notwithstanding the above, the Lease shall contain a provision that Solo Serve Corporation will not be responsible for the repair of the heaving of the ground floor slab in the office area of the Building, the obligation to replace the ground floor slab in the office area of the Building, and/or the obligation to remediate the condition causing the heaving of the ground floor slab in the office area of the Building.

4. Section 11 of the Contract shall also be amended to delete the following language from the first paragraph, second sentence: "(to include, without limitation, settling of the foundation occurring in the front office portion of the Building)."

5. Section 12 of the Contract shall be amended to provide that the Closing shall occur on or before April 6, 1998.

6. Any terms not defined herein shall have the same meanings ascribed to them in the Contract. In the event of any inconsistent provisions between the Contract and this Amendment, the provisions of this Amendment shall prevail. Except to the extent amended hereby, the Contract shall remain in full force and effect as therein written.

7. Each party warrants and represents to the other that each has full authority to enter into and be bound by the terms of this Amendment, which is valid and binding upon the parties.

         EXECUTED by Seller this 13th day of March, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

         EXECUTED by Buyer this ____ day of March, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

                                   SELLER:

                                   SOLO SERVE CORPORATION,
                                   a Delaware corporation

                                   By:   /s/ Ross E. Bacon
                                         ---------------------------------------
                                         Ross E. Bacon, Executive Vice President



FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT                                    PAGE 2 OF 3 PAGES

                                   BUYER:

                                   KOONTZ/McCOMBS, LLC,
                                   a Texas limited liability company

                                   By: /s/ Bart C. Koontz
                                       -----------------------------------------
                                       Bart C. Koontz, President

         Receipt of this First Amendment to Purchase and Sale Agreement is acknowledged the 13th day of March, 1998.

                                   ALAMO TITLE COMPANY


                                   By: /s/ David A. McAllister
                                       -----------------------------------------
                                       Its: V.P
                                            ------------------------------------

         NOTICE TO TITLE COMPANY. Upon receipt, please deliver dated and executed copies of this First Amendment to Earnest Money Contract to Marlise A. Kercheville, Davis, Adami & Cedillo, Inc., 7710 Jones Maltsberger, Suite 400, San Antonio, Texas 78216.







FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT                                    PAGE 3 OF 3 PAGES

                               SECOND AMENDMENT TO
                             EARNEST MONEY CONTRACT
                                     BETWEEN
                        SOLO SERVE CORPORATION, AS SELLER
                                       AND
                          KOONTZ/McCOMBS, LLC, AS BUYER

         This Second Amendment to Earnest Money Contract between Solo Serve Corporation, a Delaware corporation ("Seller"), and Koontz/McCombs, LLC, a Texas limited liability company ("Buyer"), the ("Second Amendment") is made and entered into this 26th day of March, 1998 by and between Solo Serve Corporation, as Seller, and Koontz/McCombs, LLC, as Buyer.

         WHEREAS, Seller and Buyer have entered into that certain Earnest Money Contract (the "Original Contract") dated effective January 14, 1998 concerning the acquisition of a total of approximately 24.573 acres consisting of a 6 acre tract, and an approximate 18.323 acre tract being Lot 2, Block 1, NCB 16131, Cornerstone Subdivision Unit 3-A, San Antonio, Bexar County, Texas, (the "Property"); and

         WHEREAS, the Original Contract was amended by that certain First Amendment to Earnest Money Contract between Solo Serve Corporation, as Seller and Koontz/McCombs, LLC, as Buyer, dated March 13, 1998 (the Original Contract as modified by said First Amendment being herein called the "Contract"); and

         WHEREAS, Buyer's Examination Period under the Contract expires March 27, 1998; and

         WHEREAS, Buyer desires to extend Buyer's Examination Period under the Contract to March 31, 1998.

         NOW, THEREFORE, in consideration of this Amendment, the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1. Subsection 8.1 of the Contract shall be amended to provide that the Buyer's Examination Period shall be extended and shall expire at 5:00 p.m. CST on March 31, 1998.

 2. The parties acknowledge that the Closing shall still occur on or before April 6, 1998.

 3. Any terms not defined herein shall have the same meanings ascribed to them in the Contract. In the event of any inconsistent provisions between the Contract and this Amendment, the provisions of this Amendment shall prevail. Except to the extent amended hereby, the Contract shall remain in full force and effect as therein written.

 4. Each party warrants and represents to the other that each has full authority to enter into and be bound by the terms of this Amendment, which is valid and binding upon the parties.

 5. This Amendment may be executed in separate counterparts by the parties hereto, and when so executed, shall be effective as if the same original copy was executed by all parties hereto. A copy (including a facsimile copy) of this Amendment reflecting the signature of a party to this Amendment shall be effective as an original with respect to such party's signature.

         EXECUTED by Seller this 26th day of March, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

         EXECUTED by Buyer this 27th day of March, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

                                  SELLER:

                                  SOLO SERVE CORPORATION,
                                  a Delaware corporation

                                  By:  /s/ Ross E. Bacon
                                       ---------------------------------------
                                       Ross E. Bacon, Executive Vice President

                                  BUYER:

                                  KOONTZ/McCOMBS, LLC,
                                  a Texas limited liability company

                                  By:  /s/ Bart C. Koontz
                                       ---------------------------------------
                                       Bart C. Koontz, President

         Receipt of this Second Amendment to Earnest Money Contract is acknowledged the 27th day of March, 1998.

                                  ALAMO TITLE COMPANY


                                  By:  /s/ David A. McAllister
                                       ---------------------------------------
                                       Its: Vice President
                                            ----------------------------------

         NOTICE TO TITLE COMPANY. Upon receipt, please deliver dated and executed copies of this Second Amendment to Earnest Money Contract to Marlise A. Kercheville, Davis, Adami & Cedillo, Inc., 7710 Jones Maltsberger, Suite 400, San Antonio, Texas 78216.

                               THIRD AMENDMENT TO
                             EARNEST MONEY CONTRACT
                                     BETWEEN
                        SOLO SERVE CORPORATION, AS SELLER
                                       AND
                          KOONTZ/MCCOMBS, LLC, AS BUYER

        This Third Amendment to Earnest Money Contract between Solo Serve Corporation, a Delaware corporation ("Seller"), and Koontz/McCombs, LLC, a Texas limited liability company ("Buyer"), (the "Third Amendment") is made and entered into this 31st day of March, 1998 by and between Solo Serve Corporation, as Seller, and Koontz/McCombs, LLC, as Buyer.

         WHEREAS, Seller and Buyer have entered into that certain Earnest Money Contract (the "Original Contract") dated effective January 14, 1998 concerning the acquisition of a total of approximately 24.573 acres consisting of a 6 acre tract, and an approximate 18.323 acre tract being Lot 2, Block 1, NCB 16131, Cornerstone Subdivision Unit 3-A, San Antonio, Bexar County, Texas, (the "Property"); and

         WHEREAS, the Original Contract was amended by that certain First Amendment to Earnest Money Contract between Solo Serve Corporation, as Seller and Koontz/McCombs, LLC, as Buyer, dated March 13, 1998, and further amended by that certain Second Amendment to Earnest Money Contract between Solo Serve Corporation, as Seller, and Koontz/McCombs, LLC, as Buyer, dated March 27, 1998 (the Original Contract as modified by said First Amendment and Second Amendment being herein called the "Contract"); and

         WHEREAS, Buyer's Examination Period under the Contract expires March 31, 1998; and

         WHEREAS, Buyer desires to extend Buyer's Examination Period under the Contract to April 1, 1998.

         NOW, THEREFORE, in consideration of this Amendment, the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subsection 8.1 of the Contract shall be amended to provide that the Buyer's Examination Period shall be extended and shall expire at 5:00 p.m. CST on April 1, 1998.

2. The parties acknowledge that the Closing shall still occur on or before April 6, 1998.

3. Any terms not defined herein shall have the same meanings ascribed to them in the Contract. In the event of any inconsistent provisions between the Contract and this Amendment, the provisions of this Amendment shall prevail. Except to the extent amended hereby, the Contract shall remain in full force and effect as therein written.

4. Each party warrants and represents to the other that each has full authority to enter into and be bound by the terms of this Amendment, which is valid and binding upon the parties.

         This Amendment may be executed in separate counterparts by the parties hereto, and when so executed, shall be effective as if the same original copy was executed by all parties hereto. A copy (including a facsimile copy) of this Amendment reflecting the signature of a party to this Amendment shall be effective as an original with respect to such party's signature.

         EXECUTED by Seller this 31st day of March, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

         EXECUTED by Buyer this 31st day of March, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

                                    SELLER:

                                    SOLO SERVE CORPORATION,
                                    a Delaware corporation

                                    By: /s/ Ross E. Bacon
                                        ---------------------------------------
                                        Ross E. Bacon, Executive Vice President

                                    BUYER:

                                    KOONTZ/McCOMBS, LLC,
                                    a Texas limited liability company

                                    By: /s/ Bart C. Koontz
                                        ---------------------------------------
                                        Bart C. Koontz, President

         Receipt of this Third Amendment to Purchase and Sale Agreement is acknowledged the 1st day of April, 1998.

                                    ALAMO TITLE COMPANY


                                    By: /s/ David A. McAllister
                                        ---------------------------------------
                                        Its:  V.P.
                                             ----------------------------------

         NOTICE TO TITLE COMPANY. Upon receipt, please deliver dated and executed copies of this Third Amendment to Earnest Money Contract to Marlise A. Kercheville, Davis, Adami & Cedillo, Inc., 7710 Jones Maltsberger, Suite 400, San Antonio, Texas 78216.

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT                                   PAGE 2 OF 2 PAGES